 BEAR STEARNS
                                           BEAR, STEARNS INTERNATIONAL LIMITED
                                                             ONE CANADA SQUARE
                                                       LONDON E14 5AD, ENGLAND
                                                           TEL:  0207-516-6390
                                                            FAX: 0207-516-6805
                                                              REGULATED BY FSA



DATE:                      June 5, 2003

TO:                        Clear Channel Investments, Inc.
                           200 E. Basse Road
                           San Antonio, TX 78209
ATTENTION:                 Randall Mays
TELEPHONE:                 1.210.822.2828
FACSIMILE:                 1.210.822.2299

FROM:                      Derivatives Documentation
TELEPHONE:                 212-272-2711
FACSIMILE:                 212-272-9857

SUBJECT:                   Equity Derivatives Confirmation

REFERENCE NUMBER:          NY24591

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear, Stearns International Limited ("Bear Stearns") and Clear Channel Investments, Inc. ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. The parties agree to negotiate, execute and deliver an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency--Cross Border) (the "Form Master Agreement"), together with the schedule thereto and any other related documents, each in form and substance as the parties shall in good faith agree (collectively, the "Executed Master Agreement"). In addition, the parties agree that until execution and delivery of the Executed Master Agreement, a Form Master Agreement, shall be deemed to have been executed and delivered by the parties on the Trade Date of the first transaction that by its terms is intended to be governed by a Master Agreement. All provisions contained in, or incorporated by reference to, the Form Master Agreement or the Executed Master Agreement (as applicable, the "Master Agreement") shall govern the Transaction referenced in this Confirmation, except as expressly modified below. This Confirmation, together with all of the other documents confirming any and all Transactions entered into between us (regardless of which branch, if any, either of us has acted through) that by their terms are intended to be governed by a Master Agreement, shall supplement, form a part of and be subject to the Master Agreement.

     This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions") and the 2002 Equity Derivatives Definitions (the "2002 Definitions"), each as published by ISDA.



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Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 2 of 11

     In the event of any inconsistency between this Confirmation and the Definitions, the 2002 Definitions or the Master Agreement, this Confirmation shall prevail. In the event of any inconsistency between the portion of this Confirmation embodied in this letter agreement and the portion of this Confirmation embodied in a Transaction Supplement (as defined below), the Transaction Supplement shall prevail.

2. The terms of the particular Transaction to which this Confirmation relates are as follows

GENERAL TERMS:
     Trade Date:                               June 5, 2003

     Seller:                                   Counterparty

     Buyer:                                    Bear Stearns

     Shares:                                   Class A Common Stock, USD 0.01 par value, of XM
                                               Satellite Holdings Inc., currently trading under
                                               the ticker symbol "XMSR".

     Number of Shares:                         As specified in the Transaction Supplement (as
                                               described below)

                                               Since there are three Valuation Dates, NOTE
                                               THAT THIS IS A PER-VALUATION-DATE
                                               FIGURE WHICH REPRESENTS ONE THIRD OF THE TOTAL
                                               NUMBER OF SHARES FOR ALL VALUATION DATES.

     Forward Price:                            Not applicable

     Prepayment:                               Applicable

     Prepayment Amount:                        84.02% of the product of (a) the Number of Shares
                                               and (b) the Execution Price specified in the Final
                                               Transaction Supplement (defined below)

                                               The portion of the Prepayment Amount shall
                                               be reduced by all amounts previously
                                               disbursed as described under "Transaction
                                               Supplements and Determination of Terms" below.

     Prepayment Dates:                         The third Exchange Business Day following the last
                                               day of the Execution Period (defined below)

                                               Portions of the Prepayment Amount shall
                                               be disbursed prior to the Prepayment Date, as
                                               described under "Transaction Supplements
                                               and Determination of Terms" below.

     Forward Floor Price:                      100% of the Execution Price specified in the Final
                                               Transaction Supplement

     Forward Cap Price:                        131.34% of the Execution Price specified in the
                                               Final Transaction Supplement

     Exchange:                                 The NASDAQ National Market System


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Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 3 of 11

     Related Exchange(s):                       All Exchanges

     Clearance Systems:                         The Depository Trust Company (DTC)

     Knock-in Event:                            Not Applicable

     Calculation Agent:                         Bear Stearns

VALUATION TIME:

     Valuation Time:                            The Scheduled Closing Time

     Valuation Dates:                           The 14th calendar day preceding the 54 month
                                                anniversary of the last day of the Execution
                                                Period, the 60 month anniversary of the last day of
                                                the Execution Period and the 14th calendar day
                                                following the 66 month anniversary of the last day
                                                of the Execution Period.

SETTLEMENT TERMS:

     Physical Settlement:                       To be determined per "Settlement Method Election".

     Settlement Currency:                       USD

     Relevant Price:                            The highest ask price quoted as of the Valuation
                                                Time on the relevant Valuation Date, as the case
                                                may be, (or the last such prices quoted immediately
                                                before the Valuation Time) without regard to
                                                quotations that "lock" or "cross" the dealer
                                                exchange or dealer quotation system.

     Settlement Date:                           The day that falls one Settlement Cycle following
                                                the relevant Valuation Date (or, if such date is
                                                not a Clearance System Business Day, the next
                                                following Clearance System Business Day)

     Settlement Method Election:                Applicable (subject to the obligation of the Seller
                                                to post cash Collateral in accordance with the
                                                Collateral Provisions below).

     Electing Party:                            Seller

     Settlement Method Election Date:           The fifth Scheduled Trading Day preceding the
                                                related Valuation Date

     Default Settlement Method:                 Physical Settlement

SETTLEMENT TERMS IF CASH SETTLEMENT IS APPLICABLE:

     Settlement Price:                          The Relevant Price

     Relevant Price:                            The same as the Relevant Price if Physical
                                                Settlement were applicable

     Cash Settlement Payment Date:              Three Currency Business Days after the relevant
                                                Valuation Date


Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 4 of 11

DIVIDENDS:

     Extraordinary Dividend:                    Any dividend in excess of USD 0.00 per Share

     Excess Dividend Amount:                    Ex Amount

     Dividend Period:                           The period from but excluding the Trade Date to and
                                                including the relevant Valuation Date

SHARE ADJUSTMENTS:

     Method of Adjustments:                     Calculation Agent Adjustment; provided, however,
                                                that adjustments may be made to account for changes
                                                in volatility, expected dividends, stock loan rate
                                                and liquidity relative to the relevant Share but
                                                only in respect of Potential Adjustment Events of
                                                the types described in Sections 11.2(e)(ii)(A) and
                                                11.2(e)(ii)(B) of the 2002 Definitions and events
                                                of the types described in Sections 11.2(e)(vi) and
                                                11.2(e)(vii) to the extent analogous to either of
                                                the foregoing. .

CONSEQUENCES FOR MERGER EVENTS:

     Share-for-Share:                           Modified Calculation Agent Adjustment

     Share-for-Other:                           Cancellation and Payment (provided that if the
                                                Merger Date occurs prior to the 6 month
                                                anniversary of the last day of the Execution
                                                Period, Modified Calculation Agent
                                                Adjustment will apply)

     Share-for-Combined:                        Component Adjustment

     Determining Party:                         Buyer

Tender Offer:                                   Applicable

CONSEQUENCES OF TENDER OFFERS:

     Share-for-Share:                           Modified Calculation Agent Adjustment

     Share-for-Other:                           Cancellation and Payment (provided that if the
                                                Tender Offer Date occurs prior to the 6 month
                                                anniversary of the last day of the Execution
                                                Period, Modified Calculation Agent
                                                Adjustment will apply)

     Share-for-Combined:                        Component Adjustment

     Determining Party:                         Buyer

Nationalization, Insolvency or Delisting:       Cancellation and Payment (provided that if the
                                                Announcement Date for the relevant event occurs
                                                prior to the 6 month anniversary of the last day of
                                                the Execution Period, Modified Calculation Agent
                                                Adjustment will apply)

Determining Party:                              Buyer



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Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 5 of 11

ADDITIONAL DISRUPTION EVENTS:

     Change in Law:                             Applicable (provided that if the relevant event
                                                occurs prior to the 6 month anniversary of the last
                                                day of the Execution Period, Inapplicable)

     Failure to Deliver:                        Applicable

     Insolvency Filing:                         Applicable (provided that if the relevant event
                                                occurs prior to the 6 month anniversary of the last
                                                day of the Execution Period, Inapplicable)

     Loss of Stock Borrow:                      Applicable

     Maximum Stock Loan Rate:                   0 (zero)

     Hedging Party:                             Buyer

     Determining Party:                         Buyer

Non-Reliance:                                   Applicable

Agreements and Acknowledgements Regarding       Applicable
Hedging Activities:

Additional Acknowledgements:                    Applicable

TRANSACTION SUPPLEMENTS AND DETERMINATION OF TERMS:

Certain of the economic terms of this Transaction will be embodied in Transaction Supplements issued from time to time by Bear Stearns to Counterparty. Each of these Transaction Supplements shall, upon issuance thereof by Bear Stearns be incorporated herein by reference, and shall be deemed to supersede all prior Transaction Supplements. Counterparty shall be bound by the terms of such Transaction Supplement, unless such Transaction Supplement is inconsistent with the agreements between the parties intended to be memorialized thereby and Counterparty notifies Bear Stearns of that fact within one Business Day of the receipt by Counterparty of such Transaction Supplement. A form of Transaction Supplement is attached hereto as Exhibit A.

The final Transaction Supplement (the "Final Transaction Supplement"), which shall embody the final terms of the Transaction, shall be issued following the end of the Execution Period specified below, and shall represent the final written agreement of Bear Stearns with the Counterparty setting forth the final terms of this Transaction.

Each Transaction Supplement shall be issued daily during the Execution Period to Mr. Hamlet Newsom, Mr. Brian Coleman and such additional person(s) as the Seller may direct.

The Number of Shares to be specified in the Transaction Supplement represents one third (reflecting the multiple Valuation Dates) of the number of Shares introduced into the market by Bear Stearns during the Execution Period, which shall equal the Maximum Base Amount. In the case of any Transaction Supplement other than the Final Transaction Supplement, this will represent all Shares sold through the "As of" date specified on the Transaction Supplement. In the case of the Final Transaction Supplement, this will represent all Shares sold throughout the Execution Period.

The Execution Price to be specified in the Transaction Supplement represents the greater of (a) USD 11.8628 and (b) (i) the weighted average of the net economic sale price of Shares sold by Bear Stearns during the Execution Period, less (ii)
(A) 0.50 multiplied by the excess of such net economic sale price over USD 12.62 minus (B) 0.25 multiplied by the excess of such net economic sale price over USD
13.62. In the case of any Transaction Supplement other than the Final Transaction Supplement, this will be based on all Shares sold through the "As of" date specified

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Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 6 of 11

on the Transaction Supplement. In the case of the Final Transaction Supplement, this will be based on all Shares sold throughout the Execution Period (which shall equal the Maximum Base Amount).

The parties hereto hereby agree that they shall enter into this Transaction with respect to the Maximum Base Amount specified below based on the net economic execution price of sales of the Shares effected by Bear Stearns over the Execution Period specified below.

The Maximum Base Amount will be 8,329,877.

The Execution Period will be the period from and including the Trade Date to and including the date on which Bear Stearns has effected sales of Shares in number equal to the Maximum Base Amount (which shall in any event occur prior to the 90th calendar day after the Trade Date).

The last day of the Execution Period will be specified in the Final Transaction Supplement.

On each Wednesday (or, if such day is not a Currency Business Day, the next following Currency Business Day) commencing Wednesday, June 18, 2003 and ending on the Wednesday immediately preceding the final day of the Execution Period, Bear Stearns shall disburse a portion of the Prepayment Amount equal to 84.02% of the product of (a) USD 11.8628 and (b) the number of Shares introduced by Bear Stearns into the market in the period (i) commencing on the Trade Date and ending on Friday, June 13, 2003 (in the case of the disbursement on Wednesday, June 18, 2003) or (ii) the calendar week ending on the Friday immediately preceding the disbursement date (for any other disbursement date).

The Prepayment Amount payable on the Prepayment Date shall be reduced by all prior disbursements of the Prepayment Amount.

ADDITIONAL REPRESENTATIONS OF THE COUNTERPARTY.

The Counterparty represents and warrants to Bear Stearns (which representation and warranty will be deemed repeated at all times during the period from and including the Trade Date to and including the final Settlement Date) that:

(a) the Shares pledged as Collateral under this Transaction and any Shares delivered to the Purchaser hereunder in connection with this Transaction are not and shall not be subject to any condition to or restriction on the ability of the holder thereof to freely sell, assign or otherwise transfer such Shares, including any contractual restriction, requirement for receipt of approval, limitations on the status of transferees, deliveries of certifications, opinions or other documents (other than a stock power or like instrument of transfer), or requirement of registration or prospectus delivery other than pursuant to Rule 144 under the Securities Act of 1933, as amended, or any successor rule, regulation or provision ("Rule 144");

(b) for purposes of determining the holding period under Rule 144, the Shares pledged as Collateral under this Transaction were acquired and fully paid for by the Counterparty not less than a period of one year prior to the date of this Confirmation;

(c) during the three-month period preceding the Trade Date (i) the Counterparty has not sold any Shares or any securities convertible into Shares, (ii) no Shares (or securities convertible into Shares) which were donated by the Counterparty within one year preceding the Trade Date have been sold for the account of the donee thereof, (iii) no Shares (or securities convertible into Shares) which were placed into a trust by the Counterparty as settlor within one year preceding the Trade Date have been sold, and (iv) no other Shares (or securities convertible into Shares) have been "sold" within the meaning of Rule 144(e). No default in any obligation of the Counterparty secured by Shares (or securities convertible into Shares) has occurred during the two-year period preceding the Trade Date. The Counterparty has not agreed with any person (natural or legal) to act in concert for the purpose of selling Shares or any securities convertible into Shares;

Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 7 of 11

(d) the Counterparty is not, as of the Trade Date and any date on which a Settlement Method Election is made, in possession of any material non-public information with respect to the Issuer; and

(e) as of the Trade Date, the Counterparty had a valid business purpose for entering into this Transaction, and the Transaction was consistent with the Counterparty's overall investment strategy.

ADDITIONAL COVENANTS OF THE COUNTERPARTY RELATING TO THE TRANSACTION.

The Counterparty agrees that during the Execution Period it shall not (a) sell any Shares (or securities convertible into Shares) or (b) agree with any person (natural or legal) to act in concert for the purpose of selling Shares or any securities convertible into Shares. The Counterparty agrees that it shall file the Forms 144 referred to below with the United States Securities and Exchange Commission in accordance with the procedures set out in Rule 144.

ADDITIONAL COVENANT OF BEAR STEARNS.

Bear Stearns initial sales into the market during the Execution Period pursuant to "Transaction Supplements and Determination of Terms" above will comport with the manner of sale requirements of Rule 144.

ADDITIONAL REPRESENTATION OF BEAR STEARNS.

To the best of Bear Stearns's knowledge and belief, the Issuer is in compliance with its filing requirements for purposes of Rule 144.

ADDITIONAL DOCUMENTS TO BE DELIVERED.

The Counterparty shall deliver to Bear Stearns (a) on the Trade Date, a copy of a Form 144 indicating that it intends to enter into this Transaction in respect of a number of Shares to the Maximum Base Amount and (b) promptly following the issuance of the Final Transaction Supplement, an amended Form 144 reflecting that it has entered into this Transaction in respect of number of Shares equal to the Base Amount.

COLLATERAL PROVISIONS.

(a) On or before the Local Business Day following the Trade Date, Counterparty shall deliver to and at all times during the Execution Period maintain with Bear Stearns as collateral Shares in number equal to the Maximum Base Amount. At all times after the Execution Period, Counterparty shall deliver to and at all times maintain with Bear Stearns as collateral Shares in number equal to the maximum number of Shares thereafter deliverable hereunder (as such amount may be from time to time adjusted in accordance herewith).

(b) These Collateral Provisions shall be deemed a security agreement, and shall be governed by the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof. The Counterparty hereby grants a first priority continuing security interest in all Collateral provided hereunder (including cash Collateral provided under (f) below) and in any and all substitutions therefor, proceeds thereof and distributions thereon. These Collateral Provisions constitute a Credit Support Document and the failure by a party to deliver or return Collateral in accordance with these Collateral Provisions (if such failure is not remedied on or before the Local Business Day after notice of such failure is given to such party) shall constitute an Event of Default for purposes of Section 5(a)(iii) of the Master Agreement with respect to such party. For purposes of these Collateral Provisions, the term "Local Business Day" shall have the meaning given such term in the Master Agreement, except that references to a payment in clause (b) thereof will be deemed to include a delivery or return of Collateral hereunder. No interest shall be paid on any cash collateral, whether consisting of cash dividends or cash Collateral provided under (f) below.



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Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 8 of 11

(c) Any Collateral to be held pursuant to these Collateral Provisions shall be maintained subject to the Bear Stearns Standard Terms and Conditions (the "Customer Agreement").

(d) Counterparty agrees that Bear Stearns or any of its affiliates may borrow, repledge, use in its own business and rehypothecate the Shares pledged by Counterparty as Collateral on terms determined by Bear Stearns.

(e) As a condition precedent to the right of the Seller to elect that Cash Settlement apply, the Seller shall post on the Settlement Method Election Date cash Collateral (which shall be Collateral for purposes of these Collateral Provisions) in an amount determined by Bear Stearns in its sole discretion, unless the amount required exceeds 25% of the prevailing value of the Shares (multiplied by the Number of Shares), in which case such amount must have been determined by Bear Stearns in its reasonable discretion. Such shall be in addition to the Share collateral and Share proceeds (including dividends) required to be posted hereunder.

AGENCY.

Counterparty acknowledges that Bear, Stearns & Co. Inc. ("BS&C") has acted as agent for Counterparty solely for the purposes of arranging this Transaction with its Affiliate, Bear Stearns. This Confirmation is being provided by BS&C in such capacity. Upon your written request, BS&C will furnish you with the time at which this Transaction was entered into.

ADDITIONAL PROVISIONS

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

Eligible Contract Participant. Each party represents that it constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

Governing Law. The laws of the State of New York, without reference to the choice or conflicts of law principles thereof.

Termination Currency. USD shall be the Termination Currency.

Transfer. Bear Stearns may transfer its rights and obligations under this Transaction, in whole or in part, to any of its Affiliates without Counterparty's consent.

Measure of Damages. Second Method and Loss shall apply.



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Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 9 of 11

Contact information. For purposes of the Master Agreement (unless otherwise specified in the Executed Master Agreement), the addresses for notice to the parties shall be:

(a) Counterparty


Clear Channel Investments, Inc.
200 East Basse Road
San Antonio, Texas 78209
Attention: Finance Department
Fax: 210.822.2299


With a copy to:


Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, Texas 78209
Attention: Legal Department
Fax: 210.832.3428

(b) Bear Stearns:

Bear, Stearns International Limited
One Canada Square
London, England
Attention: Legal Department

with a copy to:

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167
Attention: Kevin T. Robik

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact ROBIN BLACK by telephone at 212-272-6345. For all other inquiries please contact ORLAITH O'DEA by telephone at 353-1-402-6220. Originals will be provided for your execution upon your request.

Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 10 of 11

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS INTERNATIONAL LIMITED



By:      /s/ Jonathon Jacoby
         ----------------------------------
         Name:  Jonathon Jacoby

         Title: Authorized Signatory





Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

CLEAR CHANNEL INVESTMENTS, INC.



By:      /s/ Juliana F. Hill
         ----------------------------------
         Name:  Juliana F. Hill

         Title: Senior Vice President-Finance

Reference Number: NY24591
Clear Channel Investments, Inc.
June 5, 2003
Page 11 of 11



                    EXHIBIT A--FORM OF TRANSACTION SUPPLEMENT

                             TRANSACTION SUPPLEMENT



TO:           Clear Channel Investments, Inc. ("Counterparty")

FROM:         Bear, Stearns International Limited ("Bear Stearns")

DATE:         As of [DATE]



THIS TRANSACTION SUPPLEMENT IS [NOT] THE FINAL TRANSACTION SUPPLEMENT.

This is a Transaction Supplement as described in the letter agreement between Bear Stearns and Counterparty dated as of June 5, 2003. It embodies certain of the economic terms of this Transaction described in that letter agreement. This Transaction Supplement shall, upon its issuance by Bear Stearns be incorporated into the letter agreement by reference, and shall be deemed to supersede all prior Transaction Supplements.

For purposes of the letter agreement, this Transaction Supplement specifies the following economic terms:

Transaction Supplement Date:      [TRANSACTION SUPPLEMENT DATE]

Number of Shares:                 [NUMBER OF SHARES] Shares (NOTE THAT THIS IS
                                  A PER-VALUATION-DATE FIGURE WHICH REPRESENTS
                                  ONE THIRD OF THE TOTAL NUMBER OF SHARES FOR
                                  ALL VALUATION DATES)

Execution Price:                  USD [EXECUTION PRICE]

Final Date of Execution Period    [To be specified in the Final Transaction
                                  Supplement]

COUNTERPARTY SHALL BE BOUND BY THE TERMS OF THIS TRANSACTION SUPPLEMENT, UNLESS THIS TRANSACTION SUPPLEMENT IS INCONSISTENT WITH THE AGREEMENTS BETWEEN THE PARTIES INTENDED TO BE MEMORIALIZED HEREBY AND COUNTERPARTY NOTIFIES BEAR STEARNS OF THAT FACT WITHIN ONE BUSINESS DAY OF THE RECEIPT BY COUNTERPARTY OF THIS TRANSACTION SUPPLEMENT.